As filed with the Securities and Exchange Commission on May 19, 2003

                                                          Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         APPLEBEE'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       43-1461763
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                        4551 West 107th Street, Suite 100
                           Overland Park, Kansas 66207
          (Address, including zip code, of Principal Executive Offices)

            APPLEBEE'S INTERNATIONAL, INC. 1995 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  Lloyd L. Hill
                             Chief Executive Officer
                         Applebee's International, Inc.
                        4551 West 107th Street, Suite 100
                           Overland Park, Kansas 66207
                                 (913) 967-4000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Shari L. Wright, Esq.
                       Blackwell Sanders Peper Martin LLP
                               Two Pershing Square
                          2300 Main Street, Suite 1000
                           Kansas City, Missouri 64108
                                 (816) 983-8000

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------ ------------------ ------------------- ------------------ ------------------

                                                                     Proposed maximum    Proposed maximum
                                                    Amount to be      offering price        aggregate           Amount of
     Title of securities to be registered            registered        per share (1)      offering price    registration fee
------------------------------------------------ ------------------ ------------------- ------------------ ------------------
Common Stock, par value $.01 per share               2,500,000           $28.615           $71,537,500         $5,787.38
------------------------------------------------ ------------------ ------------------- ------------------ ------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based on the average of the high and low prices of the Registrant's Common Stock as listed on the Nasdaq Stock Market on May 12, 2003.


                                EXPLANATORY NOTE


         The purpose of this Registration Statement is to register 2,500,000 additional shares of Common Stock, par value $0.01 per share, of Applebee's International, Inc. (the "Company") issuable pursuant to the Company's 1995 Equity Incentive Plan. In accordance with General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 26, 1996 (No. 333-01969) are incorporated herein by reference.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5:   Interests of Named Experts and Counsel

         Robert T. Steinkamp, General Counsel and Secretary of the Company, will issue an opinion as to the legality of the securities registered hereunder. Mr. Steinkamp owns 46,989 shares of Common Stock and has no vested options to purchase shares of Common Stock.

Item 8:   Exhibits

         4.1 Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         4.2 Amendment dated May 13, 1999 to Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1999).

         4.3 Amendment dated December 12, 2002 to Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2002).

         4.4 Certificate of Adjustment of Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent, as amended (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2002).

         4.5 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         4.6 1995 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.7 of Registrant's Annual Report on Form 10-K for the fiscal period ended December 30, 2001).

         4.7 Amendment to 1995 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2003).

         4.8      Amendment to 1995 Equity Incentive Plan.

         5        Opinion of Robert T. Steinkamp, counsel to the Company.

         23.1     Consent of Robert T. Steinkamp (included in Exhibit 5).

         23.2     Consent of Deloitte & Touche LLP.

         24.1 Power of Attorney (included in the signature page to the Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on May 19, 2003, 2003.

                                  APPLEBEE'S INTERNATIONAL, INC.


                               By:     /s/ Lloyd L. Hill
                                  ----------------------------------------
                                  Lloyd L. Hill
                                  Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Applebee's International, Inc., hereby severally constitute Lloyd
L. Hill and Robert T. Steinkamp, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in our names and in our capacities as directors to enable Applebee's International, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         Signature                                    Title                                Date

/s/ Lloyd L. Hill                      Director, Chairman of the Board and             May 19, 2003
----------------------------                 Chief Executive Officer                   --------------
Lloyd L. Hill                             (Principal Executive Officer)


/s/ Steven K. Lumpkin                  Executive Vice President and Chief              May 19, 2003
----------------------------                    Financial Officer                      --------------
Steven K. Lumpkin                         (Principal Financial Officer)

/s/ Beverly O. Elving                       Vice President, Accounting                 May 19, 2003
----------------------------              (Principal Accounting Officer)               --------------
Beverly O. Elving


/s/ Erline Belton                                   Director                           May 19, 2003
----------------------------                                                           --------------
Erline Belton


/s/ Douglas R. Conant                               Director                           May 19, 2003
----------------------------                                                           --------------
Douglas R. Conant


/s/ D. Patrick Curran                               Director                           May 19, 2003
----------------------------                                                           --------------
D. Patrick Curran

                                       4

/s/ Eric L. Hansen                                  Director                           May 19, 2003
----------------------------                                                           --------------
Eric L. Hansen


/s/ Mark S. Hansen                                  Director                           May 19, 2003
----------------------------                                                           --------------
Mark S. Hansen


/s/ Jack P. Helms                                   Director                           May 19, 2003
----------------------------                                                           --------------
Jack P. Helms


/s/ Burton M. Sack                                  Director                           May 19, 2003
----------------------------                                                           --------------
Burton M. Sack


                                Index of Exhibits

       Exhibit
        Number                               Document
       -------    --------------------------------------------------------------

         4.1 Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         4.2 Amendment dated May 13, 1999 to Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1999).

         4.3 Amendment dated December 12, 2002 to Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2002).

         4.4 Certificate of Adjustment of Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent, as amended (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2002).

         4.5 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         4.6 1995 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.7 of Registrant's Annual Report on Form 10-K for the fiscal period ended December 30, 2001).

         4.7 Amendment to 1995 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2003).

         4.8      Amendment to 1995 Equity Incentive Plan.

         5        Opinion of Robert T. Steinkamp, counsel to the Company.

         23.1     Consent of Robert T. Steinkamp (included in Exhibit 5).

         23.2     Consent of Deloitte & Touche LLP.

         24.1 Power of Attorney (included in the signature page to the Registration Statement).



                                       6